FUND ACCOUNTING AGREEMENT



     THIS AGREEMENT is made as of this 2nd day of July, 2001, by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), and Sunstone Financial Group, Inc., a Wisconsin corporation ("Sunstone").


     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") and is authorized to issue shares of beneficial interests (the "Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust and Sunstone desire to enter into an agreement pursuant to which Sunstone shall provide fund accounting services to such investment portfolios of the Trust as are listed on Schedule A hereto and any additional investment portfolios the Trust and Sunstone may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.   Appointment

     The Trust hereby appoints Sunstone as fund accountant of the Funds for the period and on the terms set forth in this Agreement. Sunstone accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   Services as Fund Accountant

     (a) Subject to the direction and control of the Trust's Board of Trustees and utilizing information provided by the Trust and its agents, Sunstone will:
(1) calculate daily net asset values of each Fund in accordance with the procedures in the Funds' prospectus; (2) maintain all general ledger accounts and related subledgers needed as a basis for the calculation of each Fund's net asset value; (3) perform security valuations based on information provided by the Trust, its Board, the Trust's investment adviser, and pricing service(s), as provided herein; and (4) communicate at an agreed upon time the net asset values for each Fund to parties as agreed upon from time to time. The duties of Sunstone shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Sunstone hereunder. In the event Sunstone is asked to correct any action taken or inaction by any prior service provider then Sunstone shall provide such services and be entitled to such compensation as the parties may mutually agree.

     (b) It is understood that in determining security valuations, Sunstone employs one or more pricing services to determine valuations of portfolio securities for purposes of calculating net asset values of the Funds. Sunstone shall identify to the Trust and the Board of Trustees any such pricing service(s) utilized on behalf of the Trust. Sunstone shall price the securities and other holdings of the Funds for which market quotations are available by the use of such services. For those securities where market quotations are not readily available, the Trust's Board shall approve, in good faith, the method for determining the fair value for such securities and representatives of the Trust shall deliver to Sunstone the prices determined in accordance with the procedures established by the Board. It is understood that a Fund's investment adviser or other authorized representative of a Fund may provide prices for use in determining valuations, and Sunstone is authorized to rely on the prices provided by the foregoing pricing service(s) or by the Funds' investment adviser or other authorized representative of the Funds, and Sunstone shall not be liable for losses to the Trust or its shareholders or otherwise as a result of its reliance on the valuations provided by pricing service(s) or representatives of the Trust.

     (c) The Trustees of the Trust shall cause the officers, investment adviser, legal counsel, independent accountants, transfer agent, custodian and other service providers for the Funds to cooperate with Sunstone and to provide Sunstone with such information, documents and advice relating to the Funds and the Trust as requested by Sunstone, in order to enable Sunstone to perform its duties hereunder. In connection with its duties hereunder, the Sunstone shall be entitled to rely, and shall be held harmless by the Trust when acting in reliance (without investigation or verification), upon the instruction, advice, information or any documents relating to the Funds or the Trust provided to Sunstone by an officer or representative of the Funds or by any of the aforementioned persons. Sunstone shall be entitled to rely on any document that it reasonably believes to be genuine and to have been signed or presented by the proper party. Fees charged by such persons shall be an expense of the Trust. Sunstone shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust until receipt of written notice thereof from the Trust.

     (d) To the extent required by Rule 31a-3 under the 1940 Act, Sunstone hereby agrees that all records which it maintains for the Trust pursuant to its duties hereunder are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Subject to the terms of Section 6, and where applicable, Sunstone further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records which are maintained by Sunstone for the Trust.

     (e) The Trust's Board of Trustees and the Funds' investment adviser have and retain primary responsibility for all compliance matters relating to the Funds including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, as amended, and the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information. Sunstone's functions hereunder shall not relieve the Board and the investment adviser of their primary day-to-day responsibility for assuring such compliance.

3.   Fees; Delegation; Expenses

     (a) In consideration of the services rendered pursuant to this Agreement, the Trust will pay Sunstone a fee, computed daily and payable monthly, plus out-of-pocket and related expenses, each as provided in Schedule B hereto. Fees shall be paid by each Fund at a rate that would aggregate at least the applicable minimum fee for each Fund. Except as otherwise indicated on Schedule B, the prices for the services to be provided hereunder shall be fixed through the end of the Initial Term of the Agreement, as hereinafter defined. The parties may amend this Agreement to include fees for any additional services requested by the Trust, enhancements to current services, or to add Funds for which Sunstone has been retained. The Trust agrees to pay Sunstone's then current rate for additional services provided, or for enhancements to existing services currently provided, after the execution of this Agreement. Sunstone shall present the Trust with a revised Schedule B reflecting Sunstone's fees for the upcoming term at least one hundred fifty (150) days prior to the end of the Initial Term and each subsequent term of the Agreement.

     (b) For the purpose of determining fees payable to the Sunstone, net asset value shall be computed in accordance with the Trust's Prospectuses and resolutions of the Trust's Board of Trustees. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Trust be liquidated, merged with or acquired by another fund or investment company, any accrued fees shall be immediately payable.

4.   Proprietary and Confidential Information

     Sunstone agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records relative to the Funds' shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sunstone may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Sunstone is also hereby authorized to disclose shareholder information to the Trust's investment adviser(s), principal underwriter and administrator. Records and information which have become known to the public through no wrongful act of Sunstone or any of its employees, agents or representatives, and information which was already in the possession of Sunstone prior to receipt thereof, shall not be subject to this paragraph.

5.   Limitation of Liability

     (a) Sunstone shall exercise care and diligence in the performance of its duties hereunder and shall act in good faith in performing services provided for in this Agreement. Notwithstanding anything herein to the contrary, Sunstone shall not be responsible or liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from Sunstone's willful misfeasance, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Furthermore, notwithstanding anything herein to the contrary, Sunstone shall not be liable for (i) any action taken or omitted to be taken in accordance with written or oral instructions received by the Sunstone from an officer or representative of the Trust, (ii) any action taken or omission by any prior service provider, (iii) Sunstone's reliance on, or use of information, data, records and documents received by Sunstone from any party referenced in Section 2 hereof or other representative of the Trust.

     (b) Sunstone assumes no responsibility hereunder, and shall not be liable, for any default, damage, loss of data, errors, delay or any other loss whatsoever caused by events beyond its reasonable control. Sunstone will, however, take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond its control.

     (c)The Trust agrees to indemnify and hold harmless Sunstone from and against any and all claims, demands, actions and suits, and from and against any and all judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character (collectively "Losses") which may be asserted against Sunstone or for which Sunstone may be held liable (a "Claim") arising out of or in any way relating to (i) Sunstone's actions or omissions except to the extent a Claim resulted from Sunstone's willful misfeasance, bad faith, or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder; (ii) Sunstone's reliance on, or use of information, data, records and documents received by Sunstone from any party referenced in Section 2 hereof or other representative of the Trust, or (iii) the reliance on, or the implementation of, any instructions, directions or any other requests of the Trust. As used in this
Section 5, the term "Sunstone" shall include past and present members, officers, employees, representatives, authorized agents, and assigns of Sunstone as well as Sunstone and its affiliates themselves.

     (d) Sunstone agrees to indemnify and hold harmless the Trust, its employees, officers and trustees from and against any and all Losses which may be asserted against the Trust arising solely out of Sunstone's willful misfeasance, bad faith, or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties hereunder.

     (e) In no event and under no circumstances shall Sunstone, its affiliates or any of its or their officers, directors, members, agents or employees be liable to anyone, including, without limitation, the other party, under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, indirect or consequential damages for any act or failure to act under any provision of this Agreement regardless of whether such damages were foreseeable and even if advised of the possibility thereof.

6.   Term

     (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. This Agreement shall continue in effect with respect to each Fund until August 31, 2003 (the "Initial Term"). Thereafter, if not terminated as provided herein, this Agreement shall continue automatically in effect as to each Fund for successive annual periods.

     (b) Either party may terminate this Agreement at the end of the Initial Term or at the end of any successive annual term (the "Termination Date") by giving the other party a written notice not less than one hundred twenty (120) days prior to the end of the respective term. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by Sunstone and the Trust.


     (c) Notwithstanding anything herein to the contrary, upon the termination of this Agreement or the liquidation of a Fund or the Trust, Sunstone shall deliver the records of the Fund(s) and/or Trust as the case may be, in the form maintained by Sunstone (to the extent permitted by applicable license agreements), to the Trust or person(s) designated by the Trust at the Trust's cost and expense, and thereafter the Trust or its designee shall be solely responsible for preserving the records for the periods required by all applicable laws, rules and regulations. In addition, in the event of termination of this Agreement, or the proposed liquidation or merger of the Trust or a Fund(s), and the Trust requests Sunstone to provide services in connection therewith, Sunstone shall provide such services and be entitled to such compensation as the parties may mutually agree.

     (d) Notwithstanding anything herein to the contrary, and in accordance with the terms of this Section 6(d), either Sunstone or the Trust may terminate the Agreement as of a date other than the end of a term by giving the other party a written notice specifying the date of such termination ("Early Termination Date") which shall be not less than one hundred twenty (120) days after the date notice is deemed given in accordance with Section 9. If the Trust replaces Sunstone as the fund accounting service provider for the Funds for any reason other than upon the expiration of the Initial Term or any successive twelve-month term, or if a third party is added to perform all or part of the services provided by Sunstone under this Agreement, then the Trust shall pay to Sunstone as liquidated damages an amount equal to the balance of the fees that would otherwise have been due Sunstone for the remainder of the term of this Agreement, had it not been terminated. For purposes of calculating the payment of such fees, the parties shall assume that the Funds' assets will remain constant for the balance of the contract term. This liquidated damages provision shall also apply in the event the Trust is merged into another legal entity in part or in whole pursuant to any form of business reorganization or is liquidated in part or in whole prior to the expiration of the Initial Term or any subsequent term of this Agreement, and Sunstone is not retained to provide fund accounting services. The parties acknowledge and agree that, in the event Sunstone ceases to be retained as set forth above, (i) determination of actual damages incurred by Sunstone would be extremely difficult, and (ii) the liquidated damages provision contained herein is intended to adequately compensate Sunstone for damages incurred and is not intended to constitute any form of penalty. Any such payment shall be due and payable on or before the day the Agreement terminates, a third party is added, or Trust is merged or liquidated, as applicable.


7.   Non-Exclusivity

     The services of Sunstone rendered to the Trust are not deemed to be exclusive. Sunstone may render such services and any other services to others, including other investment companies. The Trust recognizes that from time to time directors, officers and employees of Sunstone may serve as trustees, directors, officers and employees of other entities (including other investment companies), and that Sunstone or its affiliates may enter into other agreements with such other entities.

8.   Governing Law; Invalidity

     This Agreement  shall be governed by Wisconsin  law,  excluding the laws on conflicts of laws. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

9.   Notices


     Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Sunstone shall be sent to Sunstone Financial Group, Inc., 803 West Michigan Street, Suite A, Milwaukee, Wisconsin, 53233, Attention:
Miriam M. Allison, with a copy to General Counsel, and notice to the Trust shall be sent to Professionally Managed Portfolios, c/o The Wadsworth Group, 2020 E. Financial Way, Suite 100, Glendora, CA 91741, Attention: President.


10.  Entire Agreement

     This Agreement constitutes the entire Agreement of the parties hereto.

11.  Trust Limitations

     This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Fund to which such obligations pertain and the assets and property of such Fund. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

12.  Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                                 PROFESSIONALLY MANAGED PORTFOLIOS


                                 By:____________________________________________
                                          Authorized Officer


                                 SUNSTONE FINANCIAL GROUP, INC.



                                 By:____________________________________________
                                          Authorized Officer